Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333-255799, No. 333-223892, No. 333-237571, No. 333-217062 and No. 333-210146) and Form S-8 (No. 333-227017, No. 333-83872, No. 333-131767, No. 333-148619 and No. 333-201534) of Crestwood Equity Partners LP of our report dated March 8, 2021 relating to the consolidated financial statements of Oasis Midstream Partners LP, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 1, 2022